UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2006

HUMAN BIOSYSTEMS

(Exact name of registrant as specified in its charter)

000-28413

(Commission File Number)

California	77-0481056
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1127 Harker Avenue, Palo Alto, CA 94301

(Address of Principal Executive Offices Including Zip Code)

Registrant's telephone number, including area code: (650) 323-0943

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 6, 2006, Human BioSystems (“HBS”) a California corporation, HBS BioEntergy (“HBS Bio”), a California corporation and a wholly-owned subsidiary of HBS, and Excel III Group Corporation (“EXL”) completed the transactions contemplated by the Asset Purchase Agreement, Consulting Services Agreement, and Escrow Agreement entered into between the parties on September 25, 2006, and effective September 1, 2006.

Pursuant to the Asset Purchase Agreement, EXL agreed to sell options to purchase certain property in Lumberton County, North Carolina, to HBS Bio.  In consideration for the options, HBS Bio issued 50,000 shares of HBS common stock to EXL and reimbursed EXL $40,000 for expenses incurred with respect to the options and related proposed ethanol projects, discussed further below.

The Consulting Services Agreement provides that EXL will supervise, manage, and coordinate the development, construction, and operation of up to three ethanol facilities.  The Consulting Services Agreement also provides that EXL’s President, Claude Luster, III, will have the title of President of HBS Bio during the term of the Consulting Services Agreement, and will report to HBS Bio’s Chief Executive Officer.  The term of the Consulting Services Agreement is two years from the effective date, with an option to extend the term for two additional years by mutual written agreement.

In consideration for its consulting services, EXL will receive an annual consulting fee of $199,000.  Upon the funding of the first ethanol facility, the annual consulting fee will increase to $224,000.  The consulting fee will increase again to $324,000 upon the funding of the second ethanol facility, and to $424,000 in the even a third ethanol facility is funded.

The Consulting Services Agreement also provides that the facilities will be funded by HBS according to a schedule, with $300,000 due upon closing of the Asset Purchase Agreement and additional amounts upon completion of certain milestones thereafter.  HBS will contribute $150,000 upon completing the following milestones: (1) raw product supply agreement for the first plant; (2) environmental services agreement for the first plant; (3) risk management agreement for the first plant; and (4) distilled grain marketing agreement for the first plant.  HBS will contribute an additional $150,000 upon completing the following milestones: (1) ethanol off take agreement for the first plant; (2) preliminary engineering study for the first plant; (3) land use permit submittal for the first plant; (4) environmental permits submittal for the first plant; (5) financial advisory services agreement or letter of interest from financial entity; (6) land option agreement for the second plant; and (7) fuel supply agreement for the first plant.  HBS will contribute $400,000 upon reaching the following milestones: (1) utility services agreement for the first plant; (2) Phase I engineering and environmental for the first plant; (3) raw product supply agreement for the second plant; (4) environmental services agreement for the second plant; (5) risk management agreement for the second plant; and (6) distilled grain marketing agreement for the second plant.  HBS will contribute $450,000 upon reaching the following milestones: (1) EPC Agreement and Phase II engineering for the first plant; (2) fuel supply agreement for the second plant; (3) utility services agreement for the second plant; (4) ethanol off take agreement for the second plant; (5) environmental permits submittal for the second plant; (6) preliminary engineering study for the second plant; (7) land use permit submittal for the second plant; (8) Phase I engineering and environmental studies for the second plant; (9) long term equity commitment for first plant (10) long term debt commitment for the first plant; (11) issuance of authority to construct permits for the first plant; and (12) final funding documentation for the first plant.  Finally, HBS will contribute $400,000 upon completing the following milestones: (1) EPC Agreement and Phase II engineering for the second plant; (2) long term equity commitment for the second plant; (3) long term debt commitment for the second plant; (4) final environmental permits for the second plant; (5) authority to construct permits for the second plant; and (6) final funding documentation for the second plant.

EXL will also be entitled to receive up to 3,450,000 shares of HBS common stock.  The stock will be placed in escrow, and to that end, HBS Bio, EXL, and Silicon Valley Law Group as escrow agent entered into an Escrow Agreement.  The Escrow Agreement provides that 1,000,000 shares of HBS common stock will be released to EXL upon the execution of certain agreements necessary for the development of the first ethanol facility, the submission of preliminary environmental and land use permits for the first ethanol facility, and the assignment and conveyance of the option to purchase the second facility.  An additional 1,000,000 shares will be released to EXL upon the acquisition of certain permits for the first facility and the execution of certain agreements necessary for development of the first facility, as well as the submission of preliminary environmental and land use permits for the second facility.  The 1,450,000 remaining shares will be released to EXL when a funding commitment for the first facility is obtained.  In the event funding for the first facility is not obtained within four months from the date on which the funding commitment is received, any shares still in escrow will be dispersed to HBS Bio and any shares previously released to EXL will be returned to HBS Bio.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As stated above in Item 2.01, which is expressly incorporated herein by reference, the Asset Purchase Agreement obligates HBS Bio to issue 50,000 shares of HBS common stock to EXL and reimburse EXL $40,000 for expenses incurred with respect to the options and related proposed ethanol projects.

The Consulting Services Agreement requires HBS to pay EXL an annual consulting fee of $199,000, which will be increased to $224,000 upon the funding of the first ethanol facility, $324,000 upon the funding of the second ethanol facility, and $424,000 in the event a third facility is funded.  EXL will also be entitled to 3,450,000 shares of HBS common stock, no par value per share, to be released to EXL pursuant to the Escrow Agreement as described in Item 2.01 above.

HBS will also be required to fund the proposed ethanol facilities according to the schedule provided by the Consulting Services Agreement and as described in Item 2.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

As stated above in Item 2.01, which is expressly incorporated herein by reference, under the Consulting Services Agreement, HBS was obligated to issue 3,450,000 shares of common stock. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933, as amended and was made without general solicitation or advertising.  The recipient was a sophisticated investor with access to all relevant information necessary to evaluate the investments, who represented to HBS and HBS Bio that the shares were being acquired for investment purposes.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Consulting Services Agreement, as described in Item 2.01 and herein incorporated by reference, Claude Luster III was appointed as President of HBS Bio effective September 1, 2006.  Mr. Luster is the founder of EXL, and has been involved in the final stages of developing and funding a 60-million gallon ethanol facility in Northern California.

Prior to his involvement with EXL, Mr. Luster was President and CEO of EXL Group, a Portfolio Investment Company of Impact Capital Partners of Oakland, CA.  Mr. Luster has more than 30 years experience in the food-processing, bio-conversion, energy and environmental industries and is considered one of the food industry’s leading experts in the field of aseptic processing and aseptic bulk plant operations.  Mr. Luster conceived, developed, and implemented novel processes and protocols directed towards developing Greenfield food processing and bio-conversion facilities in the United States, Canada, China, and Africa.  He owned and operated LusTek Labs and Consulting and served as a consultant in the food processing, bio-conversion, energy and environmental industries.  Mr. Luster has held numerous technical, scientific and management positions including Process Technician for General Foods, Inc., Process Operations and Research Manager for Tri-Valley Growers, Fermentation Manager for Miller Brewing Company, Vice President of Operations for Helm Concentrates, Inc., and Technical Leader for Hunt Wesson Foods, Inc.

There are no transactions between Mr. Luster and the Company that would require disclosure under Item 404(a) of Regulation S-B.  Mr. Luster is not currently serving on any committee of the Board of Directors.

Exhibit No.  Description

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10.1

Amendment to Asset Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2006

HUMAN BIOSYSTEMS

By:   /s/ Harry Masuda

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         Harry Masuda

         CEO